                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                    VALENCE TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                            VALENCE TECHNOLOGY, INC.
                               301 CONESTOGA WAY
                            HENDERSON, NEVADA 89015

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 31, 1997

TO THE STOCKHOLDERS OF VALENCE TECHNOLOGY, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Valence Technology, Inc., a Delaware corporation (the "Company"), will be held on Friday, January 31, 1997, at 4:00 p.m. local time at 301 Conestoga Way, Henderson, Nevada 89015, for the following purpose:

    1. To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.

    2. To approve an amendment to the Company's 1990 Stock Option Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 750,000 shares and to add provisions with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended.

    3. To approve the Company's 1996 Non-Employee Directors' Stock Option Plan and to authorize 250,000 shares of common stock for issuance under such plan.

    4. To ratify the selection of Coopers & Lybrand LLP as the Company's independent public accountants for its fiscal year ending March 30, 1997.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on December 9, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          Bradley A. Perkins
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

Henderson, Nevada

December 20, 1996

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                            VALENCE TECHNOLOGY, INC.
                               301 CONESTOGA WAY
                            HENDERSON, NEVADA 89015

                             ---------------------

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Valence Technology, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Friday, January 31, 1997, at 4:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 301 Conestoga Way, Henderson, Nevada. The Company intends to mail this proxy statement and accompanying proxy card on or about December 20, 1996 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of common stock at the close of business on December 9, 1996 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on December 9, 1996, the Company had outstanding and entitled to vote 21,671,993 shares of common stock, held of record by 779 persons.

    Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 301 Conestoga Way, Henderson, Nevada 89015, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1997 Annual Meeting of Stockholders, which is expected to be held on or about August 28, 1997, must be received by the Company not later than May 1, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    A Board of three (3) directors will be elected at the Annual Meeting. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company having previously been elected by the stockholders.

    Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three (3) nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

          MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

    The names of the nominees and certain information about them are set forth below:

NAME                               AGE                   POSITION HELD WITH THE COMPANY
-----------------------------      ---      ---------------------------------------------------------
Calvin L. Reed                         54   Chairman of the Board, President, Chief Executive Officer
                                              and Director

Carl E. Berg(1)(2)                     58   Director

Alan F. Shugart(1)(2)                  66   Director

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

    Mr. Reed joined the Company as President and Chief Operating Officer in July 1991 and became a director of the Company in September 1991. In October 1993, Mr. Reed was also appointed Chairman of the Board and Chief Executive Officer. From April 1987 to June 1991, Mr. Reed was Vice President of Operations at Seagate Technology, Inc. ("Seagate"), a disk drive manufacturer, where he was responsible for Singapore and Scotts Valley, California operations. From February 1982 to April 1987, Mr. Reed was Corporate Vice President and General Manager of IMI/Corvus Systems, a disk drive and computer peripheral manufacturer, where he was responsible for manufacturing, engineering, management information systems and corporate facilities operations. Mr. Reed also serves as a director of O.R. Technology, Inc.

    Mr. Berg helped found the Company and has served on the Board of Directors since September 1991. For more than the past five years, Mr. Berg has been a major Silicon Valley industrial real estate developer and a private venture capital investor. Mr. Berg also serves as a director of Integrated Device Technology, Inc., Videonics, Inc. and Systems Integrated Research.

    Mr. Shugart joined the Company as a director in March 1992. Mr. Shugart has been the Chief Executive Officer and a director of Seagate since its inception in 1979. Mr. Shugart also served as Seagate's

President from 1979 to 1983 and from September 1991 to the present. Additionally, Mr. Shugart served as Chairman of the Board of Seagate from 1979 until September 1991, and from October 1992 to the present.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended March 31, 1996, the Board of Directors held three meetings. The Board has an Audit Committee, a Compensation Committee and a Non-Officer Stock Option Administration Committee. The Board at large serves as the Nominating Committee.

    The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements. It recommends the independent public accountants to the Board and receives and considers the accountants' comments concerning controls, the adequacy of the Company's staff and management performance and procedures in connection with audit and financial controls. The Audit Committee met once during the 1996 fiscal year. It currently is composed of Messrs. Berg and Shugart, the Company's two non-employee directors.

    The Compensation Committee's responsibilities include making recommendations concerning salaries and incentive compensation, awarding stock options to employees and consultants under the Company's stock option plans and otherwise determining compensation levels. The Compensation Committee also performs other functions regarding compensation that the Board delegates to it. The Compensation Committee is composed of Messrs. Berg and Shugart, the Company's two non-employee directors. It met once during the 1996 fiscal year.

    The Non-Officer Stock Option Administration Committee administers the Company's 1990 Stock Option Plan only with respect to non-officer employees and makes grants to such employees that will not individually exceed 14,500 shares. All option grants in excess of this limit and all grants to officers must be approved by either the Compensation Committee or the Board. The Non-Officer Stock Option Administration Committee is composed of Mr. Reed.

    During the fiscal year ended March 31, 1996, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2
                      AMENDMENT OF 1990 STOCK OPTION PLAN

    In July 1990, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1990 Stock Option Plan (the "1990 Plan"). As a result of a series of amendments, at October 31, 1996 there were 2,750,000 shares of the Company's Common Stock authorized for issuance under the 1990 Plan, including all options which have been granted under the 1990 Plan prior to such date.

    At October 31, 1996, options (net of canceled or expired options) covering an aggregate of 2,557,968 shares of the Company's Common Stock had been granted under the 1990 Plan, and no shares (other than any shares that might in the future be returned to the 1990 Plan as a result of cancellation or expiration of options) remained available for future grant under the 1990 Plan. In anticipation of receiving stockholder approval for this amendment, the Board has granted options covering an aggregate of 317,869 shares of the Company's Common Stock in excess of the authorized number, leaving 432,131 shares (not including any shares that might in the future be returned to the plan as a result of cancellation or expiration of options) available for future grant if the stockholders approve the amendment. Options granted in anticipation of stockholder approval may not be exercised until stockholder approval is obtained and such options shall automatically be cancelled if stockholder approval is not obtained. During the last fiscal year, under the 1990 Plan, the Company has granted to all current executive officers as a group options to purchase 255,000 shares at exercise prices of $2.69 to $4.50 per share, and to all employees (excluding executive officers) as a group options to purchase 248,100 shares at exercise prices of $1.88 to $5.00 per share.

    In May 1996, the Board approved an amendment to the 1990 Plan, subject to stockholder approval, to enhance the flexibility of the Board, the Compensation Committee and the Non-Officer Stock Option Administration Committee in granting stock options to the Company's employees. The amendment increases the number of shares authorized for issuance under the 1990 Plan from a total of 2,750,000 shares to 3,500,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board.

    In December 1996, the Board amended the 1990 Plan, subject to stockholder approval, generally to permit the Company, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to continue to be able to deduct as a business expense certain compensation attributable to the exercise of stock options granted under the 1986 Plan. Section 162(m) denies a deduction to any publicly held corporation for certain compensation paid to specified employees in a taxable year to the extent that the compensation exceeds $1,000,000 for any covered employee. See "Federal Income Tax Information" below for a discussion of the application of Section 162(m). In light of the Section 162(m) requirements, the Board has amended the 1990 Plan, subject to stockholder approval, to include a limitation providing that no employee may be granted options under the 1990 Plan during a fiscal year to purchase in excess of 700,000 shares of Common Stock. Previously, no such formal limitation was placed on the number of shares available for option grants to any individual during any one fiscal year. In addition, the 1986 Plan was amended, subject to stockholder approval, to provide that, in the Board's discretion, directors who grant options to covered employees generally will be "outside directors" as defined in Section 162(m). For a description of this requirement, see "Administration."

    The Board also amended the 1990 Plan to conform with changes in Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and
Section 422 of the Code.

    Stockholders are requested in this Proposal 2 to approve the 1990 Plan, as amended. If the stockholders fail to approve this Proposal 2, the number of shares authorized for issuance under the 1990 Plan will remain at 2,750,000 shares and all options granted in excess of that number will remain unexercisable. In addition, options granted under the 1990 Plan after the Annual Meeting will not qualify as performance-based compensation and, in some circumstances, the Company may be denied a business expense deduction for compensation recognized in connection with the exercise of these stock options. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1990 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

    The essential features of the 1990 Plan are outlined below:

GENERAL

    The 1990 Plan provides for the grant of both incentive and nonstatutory (or supplemental) stock options. Incentive stock options granted under the 1990 Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Code. Nonstatutory stock options granted under the 1990 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

    The 1990 Plan was adopted to provide a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 84 employees and consultants are eligible to participate in the 1990 Plan.

ADMINISTRATION

    The 1990 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1990 Plan and, subject to the provisions of the 1990 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 1990 Plan to a committee composed of not fewer than two (2) members of the Board. Option grants to employees who are not officers may be made by the Non-Officer Stock Option Administration Committee. The Board has delegated administration of the 1990 Plan to the Compensation Committee of the Board. As used herein with respect to the 1990 Plan, the "Board" refers to the Compensation Committee and the Non-Officer Stock Option Administration Committee as well as to the Board of Directors itself.

ELIGIBILITY

    Incentive stock options may be granted under the 1990 Plan only to employees (including officers) of the Company and its affiliates. Selected employees (including officers) and consultants are eligible to receive nonstatutory stock options under the 1990 Plan.

    No option may be granted under the 1990 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five (5) years from the date of grant. With respect to incentive stock options granted under the 1990 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

    Subject to stockholder approval of this Proposal 2, the Company has added to the 1990 Plan a per-employee, per-fiscal year limitation equal to 700,000 shares of Common Stock. The purpose of adding this limitation is generally to permit the Company to continue to be able to deduct for tax purposes the compensation attributable to the exercise of options granted under the 1990 Plan. Previously, the Board or the Compensation Committee determined in its discretion the number of shares subject to an option for any employee and no such formal limitation was placed on the number of shares available for an option to an employee.

STOCK SUBJECT TO THE 1990 PLAN

    If options granted under the 1990 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1990 Plan.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the 1990 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options under the 1990 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1990 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." At October 31, 1996, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $4.6875 per share.

    In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. The Company has provided that opportunity to employees in the past. To the extent required by Section 162(m), an option repriced under the 1990 Plan is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the 700,000 share limitation.

    The exercise price of options granted under the 1990 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

    OPTION EXERCISE. Options granted under the 1990 Plan may become exercisable in cumulative installments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1990 Plan typically vest at the rate of 20% on each of the first and second anniversaries of the grant date and 5% every three (3) months thereafter during the optionee's employment or service as a consultant. The Board has determined that shares covered by options to be granted in the future will typically vest at the rate of 25% on the first anniversary of the grant date and 6.25% every three (3) months thereafter. Shares covered by options granted in the future under the 1990 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1990 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested should the optionee leave the employ of the Company prior to vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

    TERM. The maximum term of options under the 1990 Plan is ten (10) years, except that in certain cases (see "Eligibility") the maximum term is five (5) years. Options under the 1990 Plan terminate three (3) months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three (3) months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen (18) months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer or shorter period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited under then current securities laws.

ADJUSTMENT PROVISIONS

    If there is any change in the stock subject to the 1990 Plan or subject to any option granted under the 1990 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1990 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a fiscal year, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

    The 1990 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the 1990 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue options outstanding under the 1990 Plan, or to substitute similar options, then the options will terminate if not exercised prior to such time.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the 1990 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1990 Plan will terminate on July 17, 2000.

    The Board may also amend the 1990 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve (12) months before or after its adoption by the Board if stockholder approval is required in order for the Plan to satisfy Section 422 of the Code, Rule 16b-3 ("Rule 16b-3") of the Exchange Act; or the Nasdaq or securities exchange rules, as applicable. The Board may submit any other amendment to the 1990 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

    Under the 1990 Plan, an option may be transferred by the optionee in limited circumstances only as provided in the optionee's option agreement or pursuant to a will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

    INCENTIVE STOCK OPTIONS. Incentive stock options under the 1990 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

    If an optionee holds stock acquired through exercise of an incentive stock option for at least two (2) years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 28% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the 1990 Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. In 1993, the Code was amended to add Section 162(m), which denies a deduction to any publicly-held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee, as such term is defined in Section 162(m) and the regulations thereunder. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

                                   PROPOSAL 3
         APPROVAL OF THE 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

    In February 1996, the Board adopted, subject to stockholder approval, the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") and reserved 250,000 shares of Common Stock for issuance thereunder. The Board adopted the Directors' Plan in order to attract and retain the services of persons capable of serving on the Board of the Company.

    In December 1996, the Board amended the Directors' Plan to conform with
Section 16 of the Exchange Act.

    Stockholders are requested in this Proposal 3 to approve the adoption of the Directors' Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Directors' Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

    The essential features of the Directors' Plan are outlined below:

GENERAL

    The Directors' Plan provides for automatic, non-discretionary grants of nonstatutory stock options. Options granted under the Directors' Plan are not intended to qualify as incentive stock options, as defined under Section 422 of the Code.

PURPOSE

    The purpose of the Directors' Plan is to retain the services of persons now serving as Non-Employee Directors of the Company (as defined below), to attract and retain the services of persons capable of serving on the Board and to provide incentives for such persons to exert maximum efforts to promote the success of the Company.

ADMINISTRATION

    The Directors' Plan is administered by the Board. The Board has the final power to construe and interpret the Directors' Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board is authorized to delegate administration of the Directors' Plan to a committee of not less than two (2) members of the Board. As used herein with respect to the Directors' Plan, the "Board" refers to any such committee as well as to the Board of Directors itself.

ELIGIBILITY

    The Directors' Plan provides that options may be granted only to Non-Employee Directors of the Company. A "Non-Employee Director" is defined in the Directors' Plan as a director of the Company who is not otherwise an employee of the Company or any affiliate of the Company. Two (2) of the Company's three (3) current directors are eligible to participate in the Directors' Plan.

TERMS OF OPTIONS

    Each option under the Directors' Plan is subject to the following terms and conditions:

    NON-DISCRETIONARY GRANTS. Option grants under the Directors' Plan are non-discretionary and made solely in accordance with the express provisions of the Directors' Plan.

    Each Non-Employee Director who was serving on the Board on February 13, 1996 (the "Effective Date") who had never previously been granted an option by the Company was granted an option to purchase one hundred thousand (100,000) shares of Common Stock on such date. In addition, each person who is first elected to the Board, and who otherwise qualifies as a Non-Employee Director, after the Effective Date shall be granted, at the time of such election, an option to purchase one hundred thousand (100,000) shares of Common Stock. (The first grant received by a Non-Employee Director under the Directors' Plan shall hereafter be referred to as the "Initial Grant.") Thereafter, on each anniversary date of an Initial Grant, whether such anniversary is the Effective Date of the Directors' Plan or the anniversary of initial election to the Board, each Non-Employee Director who continues to serve on the Board shall automatically be granted an option (an "Annual Grant") to purchase that number of shares equal to the difference between (i) one hundred thousand (100,000) shares and (ii) that number of shares underlying all other option grants held by the Non-Employee Director on the date of Annual Grant which have not vested as of the date of grant of such Annual Grant. No options other than the Initial Grants and Annual Grants described above may be granted under the Directors' Plan.

    OPTION EXERCISE. An Initial Grant shall vest and become exercisable with respect to twenty percent (20%) of the option shares on each of the first and second anniversaries of the Initial Grant grant date and with respect to the remaining sixty percent (60%) of the option shares in twelve (12) equal quarterly installments over the following three (3) years thereafter. An Annual Grant shall vest and become exercisable with respect to the option shares in twelve (12) equal quarterly installments. Such vesting is conditioned upon continued service as a Non-Employee Director or employee of or consultant to the Company. Subject to provisions contained herein, no option granted under the Directors' Plan may be exercised with respect to unvested shares after the date service as a Non-Employee Director or employee of or consultant to the Company has terminated. See "Effect of Certain Corporate Events" below.

    An option may not be exercised for less than one thousand (1,000) shares unless (i) the entire number of shares subject to a vested installment is less than one thousand (1,000) or (ii) the exercise represents the final exercise of the option.

    EXERCISE PRICE; PAYMENT. The exercise price of options granted under the Directors' Plan shall be equal to one hundred percent (100%) of the fair market value of the Common Stock on the date such option is granted. Fair market value, for purposes of the Directors' Plan, shall be the last sale price per share of the Company's Common Stock as quoted on the Nasdaq National Market on the date of the option grant. The exercise price of options granted may be paid (i) in cash, (ii) in shares of Common Stock of the Company at the time the option is exercised or (iii) or pursuant to a "same-day" sale program which results in the receipt of cash (or check) by the Company prior to the issuance of shares of the Common Stock. However, to the extent an option is exercised for one thousand (1,000) shares or less, the exercise price must be paid in cash.

    TRANSFERABILITY; TERM. Under the Directors' Plan, an option is not transferable, except as specifically provided for in the option agreement, pursuant to a will or the laws of descent and distribution, or pursuant to a domestic relations order. No option granted under the Directors' Plan is exercisable by any person after the expiration of ten (10) years from the date the option is granted.

    OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan, as may be determined by the Board in its sole discretion.

ADJUSTMENT PROVISIONS

    If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the Directors' Plan and the class, number of shares and price per share of stock subject to outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

    In the event of certain specified types of merger or other corporate reorganizations, to the extent permitted by law, the time during which outstanding options may be exercised shall be accelerated and the options terminated if not exercised prior to such event. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

    The Board may amend, suspend or terminate the Directors' Plan at any time or from time to time; provided, however, that the Board may not amend the Directors' Plan with respect to the amount, price or timing of grants more often than once every six (6) months other than to comport with changes to the Code. No amendment will be effective unless approved by the stockholders of the Company within twelve (12) months before or after its adoption by the Board if such amendment requires stockholder approval in order for the Directors' Plan to meet the requirements of Rule 16b-3 or the Nasdaq or securities exchange rules, as applicable.

CERTAIN FEDERAL INCOME TAX INFORMATION

    Options granted under the Directors' Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options under Section 422 of the Code. The following is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Directors' Plan, does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

    Options granted under the Directors' Plan are nonstatutory stock options. There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Because the optionee is a director of the Company, under existing laws, the date of taxation (and the date of measurement of taxable ordinary income) may in some instances be deferred unless the optionee files an election under Section 83(b) of the Code. The filing of a
Section 83(b) election with respect to the exercise of an option may affect the time of taxation and the amount of income recognized at each such time. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income at the time the option was exercised. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year.

                            DIRECTORS' PLAN BENEFITS

    The following table presents certain information with respect to options held under the Directors' Plan by each Non-Employee Director and to all Non-Employee Directors as a group as of October 31, 1996:

                                                                 DOLLAR     NUMBER OF SHARES
                                                                  VALUE        SUBJECT TO
NAME                                                             ($)(1)      OPTIONS GRANTED
-------------------------------------------------------------  -----------  -----------------
Carl E. Berg.................................................     450,000          100,000

Alan F. Shugart..............................................     360,000           80,000

All Non-Employee Directors as a group (2 persons)............     810,000          180,000

------------------------

(1) Aggregate exercise price of options.

                                   PROPOSAL 4
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Coopers & Lybrand LLP as the Company's independent accountants for the fiscal year ending March 30, 1997, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Coopers & Lybrand LLP has audited the Company's financial statements since January 1992. Representatives of Coopers & Lybrand LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Coopers & Lybrand LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Coopers & Lybrand LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required to ratify the selection of Coopers & Lybrand LLP.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's common stock as of October 31, 1996 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation table under the caption "Executive Compensation" below; (iii) all directors and executive officers of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its Common Stock.

                                                                        BENEFICIAL OWNERSHIP(1)
                                                                        ------------------------
                                                                        NUMBER OF    PERCENT OF
BENEFICIAL OWNER                                                          SHARES       TOTAL
----------------------------------------------------------------------  ----------  ------------
Carl E. Berg(2).......................................................   4,047,822       17.68%
  10050 Bandley Drive
  Cupertino, CA 95014

Bell Communications Research, Inc.....................................   1,500,000        6.92%
  445 South Street
  Morristown, NJ 07960

Calvin L. Reed(3).....................................................     596,225        2.68%

William J. Masuda(3)..................................................     131,547       *

Alan F. Shugart(3)....................................................     115,000       *

Bradley A. Perkins(3).................................................      80,115       *

R. Joseph Horning (3).................................................      70,440       *

Ralph Brodd(3)........................................................      58,015       *

All directors and executive officers as a group (8 persons)(4)........   5,123,296       21.37%

------------------------

 *  Less than one percent (1%)

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentage ownership is based on 21,671,993 shares of common stock outstanding on October 31, 1996, adjusted as required by rules promulgated by the Commission.

(2) Includes 150,000 shares held by Mr. Berg; 1,222,825 shares issuable upon exercise of warrants held by Baccarat Electronics, Inc., of which Mr. Berg is President and principal stockholder; 2,499,997 shares held by Baccarat Development Partnership for which Mr. Berg serves as the President of the corporate general partner; 105,000 shares held by Berg & Berg Enterprises, Inc. and 70,000 shares held by Berg & Berg Profit Sharing Plan U/A 1/1/80 FBO Carl E. Berg Basic Transfer, Carl E. Berg, Trustee. Does not include 80,000 shares held in trust for Mr. Berg's children. Mr. Berg is not a trustee of the trust and he disclaims beneficial ownership of such shares.

(3) All shares are issuable upon exercise of options that are exercisable within 60 days of October 31, 1996.

(4) Includes 1,222,825 of these shares are issuable upon exercise of warrants and 1,075,474 issuable upon exercise options.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    The Company's Non-Employee Directors receive no cash compensation, but are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. In addition, Non-Employee Directors receive automatic option grants pursuant to the Directors' Plan (See Proposal 3, above). Directors who are employees of the Company do not receive separate compensation for their services as directors, but are eligible to receive stock options under the 1990 Plan.

    During the last fiscal year, the Company granted options covering an aggregate of 180,000 shares to Non-Employee Directors of the Company at an exercise price per share of $4.50. The fair market value of such Common Stock on the date of grant was $4.50 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). As of October 31, 1996, no options had been exercised under the Directors' Plan.

EXECUTIVE COMPENSATION

                            SUMMARY OF COMPENSATION

    The following table shows for the fiscal years ended March 31, 1996, March 26, 1995 and March 27, 1994, certain compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its other four most highly compensated executive officers at March 31, 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM
                                                                                              COMPENSATION
                                                                                                 AWARDS
                                                               ANNUAL COMPENSATION            -------------
                                                      --------------------------------------   SECURITIES
                                                                               OTHER ANNUAL    UNDERLYING      ALL OTHER
                                           FISCAL       SALARY       BONUS     COMPENSATION    OPTIONS(1)    COMPENSATION
      NAME AND PRINCIPAL POSITION           YEAR         ($)          ($)           ($)            (#)            ($)
---------------------------------------  -----------  ----------  -----------  -------------  -------------  -------------
Calvin L. Reed                                 1996   $  250,000      --            --             30,000      $   4,854(2,4)
  President and Chief                          1995   $  252,115      --            --            150,000      $  49,923(3)
  Executive Officer                            1994   $  247,115      --            --             --          $   4,176(2)

William J. Masuda                              1996   $  175,000      --            --             --          $     476(4)
  Executive Vice President,                    1995   $  165,084      --            --            100,000         --
  Worldwide Operations                         1994   $  141,156      --            --             --          $     625(4)

R. Joseph Horning                              1996   $  145,600      --         $  12,500(5)      10,000      $  48,531(3)
  Vice President, Engineering                  1995   $  141,241      --            --            136,000         --
                                               1994   $  123,558      --         $  14,705(5)      --             --

Bradley A. Perkins                             1996   $  130,000      --         $  11,898(5)      10,000      $   7,679(3,4)
  Vice President and General                   1995   $  128,269      --            --             97,000         --
  Counsel                                      1994   $  124,346      --            --             60,000         --

Ralph Brodd                                    1996   $  127,404      --         $  13,035(5)      80,000      $  28,331(3,4)
  Vice President, Research and                 1995   $  109,038      --            --             15,000         --
  Development                                  1994   $   71,632      --            --             --             --

------------------------

(1) The Company has no stock appreciation rights ("SARs").

(2) Life insurance premium payments.

(3) Relocation expenses (moving expenses, tax gross-up payments related to sale of home, meals, relocation payment, travel expenses, etc.) related to the Company's move to Henderson, Nevada.

(4) Patent award payments. Patent awards are granted to employees of the Company for inventions made by employees for which they have submitted invention disclosures to the Company, for which the Company has filed a patent application with the United States Patent and Trademark Office, or for which a patent has been issued by the United States Patent and Trademark Office.

(5) Amounts forgiven under loans provided to the Named Executive Officer by the Company.

                       STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers pursuant to its 1990 Plan. As of October 31, 1996, options to purchase a total of 2,557,968 shares were outstanding under the 1990 Plan and no shares remained available for grant thereunder (See Proposal 2, above). The following tables show for the fiscal year ended March 31, 1996, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                            INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                          ------------------------------------------------------    VALUE AT ASSUMED
                                           NUMBER OF                                                ANNUAL RATES OF
                                          SECURITIES     % OF TOTAL                                   STOCK PRICE
                                          UNDERLYING      OPTIONS                                   APPRECIATION FOR
                                          OPTIONS(1)     GRANTED TO     EXERCISE OR                  OPTION TERM(3)
                                            GRANTED     EMPLOYEES IN    BASE PRICE    EXPIRATION  --------------------
NAME                                          (#)      FISCAL YEAR(2)     ($/SH)         DATE       5%($)     10%($)
----------------------------------------  -----------  --------------  -------------  ----------  ---------  ---------
Calvin L. Reed..........................      30,000         5.96%            4.50     3/24/06       85,050    214,650

William J. Masuda.......................      15,000         2.98%            4.50     3/24/06       42,525    107,325

R. Joseph Horning.......................      10,000         1.99%            4.50     3/24/06       28,350     71,550

Bradley A. Perkins......................      10,000         1.99%            4.50     3/24/06       28,350     71,550

Ralph Brodd.............................      70,000        13.91%            2.69     5/02/05      118,629    299,397
                                              10,000         1.99%            4.50     3/24/06       28,350     71,550

------------------------

(1) Options granted under the 1990 Plan typically vest over a five (5) year period, 20% on each of the first and second anniversaries of the grant date and 5% every three (3) months thereafter. During 1996, the Company issued options becoming exercisable every three (3) months through the option vesting period, and options vesting over a three (3) year period with 8.33% of the options becoming exercisable every three (3) months through the option vesting period. The Board of Directors may reprice the options under the terms of the Company's 1990 Plan.

(2) Based on an aggregate of 503,100 options granted to employees, including the Named Executive Officers, in fiscal year 1996.

(3) The potential realizable value is calculated based on the term of the option at its time of grant, 10 years, compounded annually. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                   NUMBER OF SECURITIES
                                                                        UNDERLYING         VALUE OF UNEXERCISED
                                                                    UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                                                       AT FY-END (#)         AT FY-END ($)(2)
                                     SHARES ACQUIRED     VALUE         EXERCISABLE/            EXERCISABLE/
NAME                                 ON EXERCISE(#)   REALIZED($)      UNEXERCISABLE          UNEXERCISABLE
-----------------------------------  ---------------  -----------  ---------------------  ----------------------
Calvin L. Reed.....................        -0-            -0-         531,099(1)/127,500    $1,969,351(1)/48,750

William J. Masuda..................        -0-            -0-              86,250/88,750         256,725/125,875

R. Joseph Horning..................        -0-            -0-             57,200/136,800           37,528/84,232

Bradley A. Perkins.................        -0-            -0-              49,100/95,900           98,206/86,654

Ralph Brodd........................        -0-            -0-              31,500/87,500          89,765/140,075

------------------------

(1) Does not include 221,406 vested options awarded to Mr. Reed's former wife pursuant to a marital dissolution decree.

(2) Based on the fair market value of the Company's Common Stock as of March 31, 1996 ($4.3125) minus the exercise price of the options multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

    In May 1991, the Company entered into an agreement with Mr. Reed pursuant to which Mr. Reed joined the Company as its President and Chief Operating Officer for an annual salary of $250,000. The Company also granted Mr. Reed an option to purchase 700,000 shares of common stock at an exercise price of $0.25 per share, 20% of the option shares were vested immediately and the remainder vested over a four-year period.

    In January 1993, the Company entered into an employment agreement with Mr. Horning pursuant to which the Company retained Mr. Horning as its Director of Product Engineering for an annual salary of $125,000. The Company granted Mr. Horning an option to purchase 22,000 shares of common stock at an exercise price of $22.75 per share, vesting over a five-year period. In addition, the Company agreed to pay Mr. Horning's relocation expense. The Company also loaned Mr. Horning $45,000 pursuant to a loan agreement, in which the Company forgave the loan at a rate of $15,000 per year of his employment. Mr. Horning became a Vice President of the Company in September 1993.

                          OPTION REPRICING INFORMATION

    The following table shows certain information concerning option repricings received by any Named Executive Officer during the last ten (10) years.

                           TEN-YEAR OPTION REPRICINGS

                                              NUMBER OF
                                             SECURITIES   MARKET PRICE
                                             UNDERLYING    OF STOCK AT     EXERCISE                      LENGTH OF
                                               OPTIONS       TIME OF     PRICE AT TIME      NEW       ORIGINAL OPTION
                                             REPRICED OR  REPRICING OR   OF REPRICING    EXERCISE    TERM REMAINING AT
                                               AMENDED      AMENDMENT    OR AMENDMENT      PRICE     DATE OF REPRICING
NAME                                DATE         (#)           ($)            ($)           ($)        OR AMENDMENT
--------------------------------  ---------  -----------  -------------  -------------  -----------  -----------------
R. Joseph Horning...............   01/18/93      22,000     $   11.50      $   22.75     $   11.50      4.75 years

COMPENSATION COMMITTEE REPORT*

    The Compensation Committee of the Board of Directors (the "Committee") consists of Messrs. Berg and Shugart, neither of whom is currently an employee or an officer of the Company. It is the responsibility of the Committee to establish and administer the Company's policies governing employee compensation and to administer the Company's employee benefits plans, including the 1990 Plan. The Committee evaluates the performance of management, determines compensation policies and levels, and makes decisions concerning salaries and incentive compensation.

    The Company's executive compensation program is designed to attract and retain executives capable of leading the Company in its pursuit of its business objectives and to motivate them in order to enhance long-term stockholder value. Long-term equity compensation is also used to harmonize the interests of management and stockholders. The main elements of the program are competitive pay and equity incentives. Annual compensation for the Company's executive officers historically consists of two elements: cash salary and stock options. The Company does not have a management bonus plan; however, it is expected that as the Company moves from being primarily involved in research and development to being a manufacturing company, the Committee will recommend the institution of a bonus plan as well.

    The Committee considers a variety of individual and corporate factors in assessing the Company's executive officers and making informed compensation decisions. These factors include each officer's contributions to the Company, the compensation paid by comparable companies to employees in similar situations, and, most importantly, the progress of the Company towards its long-term business objectives. When determining compensation for executive officers, the committee looks to the following measures in evaluating the Company's progress: (i) the acquisition and management of capital to allow the Company to complete development and ultimately realize significant revenues,
(ii) the recruitment and retention of officers and other important personnel,
(iii) the progress of the Company's product development program, and (iv) the evolution of manufacturing capability. The factors which are used by the Committee in evaluating the compensation of the Chief Executive Officer are no different from those which are used to evaluate the compensation of other executives.

    During the fiscal 1996, the Committee provided stock option grants to the executive officers of the Company pursuant to the 1990 Plan. The exercise price of the option grants were equal to the fair market value of the Company's Common Stock on the date of grant. The executive officers received a total of 145,000 shares. The Committee based this determination on the need to incentivize the staff in connection with the Company's efforts to commercialize the technology.

    Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. However, the Committee has determined that stock awards granted under the 1990 Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation."

                                          Carl E. Berg
                                          Alan F. Shugart

------------------------

* The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 as amended (the "1933 Act") or the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended March 31, 1996, the Compensation Committee consisted of Messrs. Shugart and Berg.

    From July 1990 to March 1992, the Company issued warrants exercisable for an aggregate of 1,222,825 shares of common stock to Baccarat Electronics, Inc., an entity affiliated with Mr. Berg, at an exercise price of $4.00 per share, in consideration for a loan agreement in which such entity agreed to lend the Company an aggregate of up to $5,000,000 (the "Loan Agreement"). Under the terms of the Loan Agreement, the Company executed a promissory note payable in full in July 1995 with 9% interest per annum through July 1993 and the prime rate thereafter. In addition, to secure its obligations under the promissory note, the Company granted to the entity a security interest in all of the Company's assets. In August 1992, the Company entered into an amendment to the Loan Agreement which allows the Company to borrow, prepay and re-borrow up to the full $5,000,000 principal under the promissory note on a revolving basis and provided that the lender will subordinate its security interest to other lenders when the loan balance is at zero. In September 1992, the Company paid in full all interest and principal outstanding under the Loan Agreement. As of March 31, 1996, the Company had no outstanding balance under the Loan Agreement.

    The Company had two facilities in San Jose, California, which it no longer occupies, under a five-year lease commencing May 1, 1993 with Berg & Berg Developers. Carl E. Berg, a director of the Company, is a general partner of Berg & Berg Developers. The Company has sublet, through Berg & Berg Developers, both facilities for the entire term remaining on the lease, thereby releasing the Company from any further obligation.

PERFORMANCE MEASUREMENT COMPARISON**

    The following chart shows total stockholder return for the periods indicated for each of (i) the Company's common stock, (ii) the Standard & Poors 500 Index (the "S&P 500"), and (iii) Hambrecht & Quist Growth Index, a subset of the Hambrecht & Quist Technology Index.

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT*
       AMONG VALENCE TECHNOLOGY, INC., THE NASDAQ STOCK MARKET--US INDEX,
                     AND THE HAMBRECHT & QUIST GROWTH INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              VALENCE TECHNOLOGY, INC.          NASDAQ STOCK MARKET-US           HAMBRECHT & QUIST GROWTH
5/07/92                                100                             100                                 100
3/26/93                                157                             120                                 107
3/25/94                                180                             130                                 123
3/26/95                                 19                             144                                 152
3/31/96                                 49                             196                                 230
                        * $100 INVESTED ON
                      05/07/92 IN STOCK OR
                    ON 04/30/92 IN INDEX -
                    INCLUDING REINVESTMENT
                             OF DIVIDENDS.

------------------------

** The material in this report is not "soliciting material," is not deemed to be filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before the date hereof and irrespective of any general incorporation in any such filing.

                              CERTAIN TRANSACTIONS

    In March 1995, the Company entered into a relocation loan agreement with Mr. Perkins, pursuant to which the Company agreed to lend $40,560 to Mr. Perkins at an annual interest rate of 6%. The principal and interest shall be forgiven on a monthly basis over a three-year period while Mr. Perkins remains an employee of the Company. In the event Mr. Perkins ceases to be an employee of the Company, the unforgiven portion of the principal and interest shall become due and payable six (6) months following the cessation of Mr. Perkins employment relationship with the Company.

    In March 1995, the Company entered into a relocation loan agreement with Mr. Horning, Vice President, Engineering, pursuant to which the Company agreed to lend $20,000 at an annual interest rate of 6%, repayable upon the earlier of December 31, 1995, or the sale of Mr. Horning's residence in California. The loan was extended in December 1995 and was repaid in full on April 12, 1996.

    See "Compensation Committee Interlocks and Insider Participation" for a description certain transactions between the Company and Mr. Berg.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers.

    In addition, the Company's Second Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, the Company's directors will not be personally liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexecuted pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company and for improper distributions to stockholders and loans to directors and officers. this provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

    The Company has obtained directors and offices liability insurance with coverage of $2,000,000.

    In May 1994, a series of class action lawsuits was filed in the United States District court for the Northern District of California against the Company and certain of its present and former officers and directors. These lawsuits were consolidated, and in September 1994 the plaintiffs filed a consolidated and amended complaint. Following the Court's Orders on motions to dismiss the complaint, which were granted in part and denied in part, the plaintiffs filed an amended complaint in October 1995 ("Complaint"). The Complaint alleges violations of the federal securities laws against the Company, certain of its present and former officers and directors, and the underwriters of the Company's public stock offerings, claiming that the defendants issued a series of false and misleading statements, including filings with the

Securities and Exchange Commission (the "Commission"), with regard to the Company's business and future prospects. The plaintiffs seek to represent a class of persons who purchased the Company's common stock between May 7, 1992 and August 10, 1994. The Complaint seeks unspecified compensatory and punitive damages, attorney's fees and costs. On January 23, 1996, the Court dismissed, with prejudice, all claims against the underwriters of the Company's public stock offerings, and one claim against the underwriters of the Company's public stock offerings, and one claim against the Company and its present and former officers and directors. On April 29, 1996, the Court dismissed with prejudice all remaining claims against a present director and limited claims against a former officer and director to the period when that person was an officer. The Company believes that it has meritorious defenses and intends to defend the lawsuit vigorously. The Company has also made a claim under its directors and officers liability insurance.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company and its officers and directors have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(A)

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities (the "10% Owners"), to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Commission. Officers, directors and 10% Owners are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they filed during the previous fiscal year.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 1996, its officers, directors and 10% Owners were in compliance with all Section 16(a) filing requirements.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Bradley A. Perkins

                                          VICE PRESIDENT, GENERAL COUNSEL, AND
                                          SECRETARY

December 20, 1996

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1996 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, VALENCE TECHNOLOGY, INC., 301 CONESTOGA WAY, HENDERSON, NEVADA 89015.

                                     DETACH HERE

PROXY

                              VALENCE TECHNOLOGY, INC.
                      PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JANUARY 31, 1997


     The undersigned hereby appoints CALVIN L. REED and DAVID ARCHIBALD, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Valence Technology, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Company's executive offices, 301 Conestoga Way, Henderson, Nevada 89015 on Friday, January 31, 1997 at 4:00 p.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                                                                 -----------
                                                                 SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE
                                                                 -----------

                                     DETACH HERE
/ X / Please mark
      votes as in
      this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSALS 2, 3 AND 4.

1. To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.

NOMINEES:  Calvin L. Reed, Carl E. Berg and Alan F. Shugart

                      FOR          WITHHELD
                   /       /      /       /

/      /                                   MARK HERE
FOR ALL NOMINEES EXCEPT AS NOTED ABOVE     FOR ADDRESS  /      /
                                           CHANGE AND
                                           NOTE BELOW

2. To approve the Company's 1990 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 750,000 shares and to add provisions with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended.

            FOR          AGAINST          ABSTAIN
         /      /       /       /        /       /

3. To approve the Company's 1996 Non-Employee Directors' Stock Option Plan and to authorize 250,000 shares of common stock for issuance under such plan.

            FOR          AGAINST          ABSTAIN
         /      /       /       /        /       /

4. To ratify selection of Coopers & Lybrand LLP as independent auditors of the Company for its fiscal year ending March 30, 1997.

            FOR          AGAINST          ABSTAIN
         /      /       /       /        /       /

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature:                 Date:         Signature:                 Date:
          -----------------     ---------          -----------------     -------